As filed with the Securities and Exchange Commission on April 28, 2000


                          1940 Act File No. 811-07941

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM N-1A

        REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940



                                AMENDMENT NO. 3



                           MERRIMAC MASTER PORTFOLIO
              (Exact Name of Registrant as Specified in Charter)

 P.O. Box 501, Cardinal Avenue, George Town, Grand Cayman, Cayman Islands, BWI
                   (Address of Principal Executive Offices)

      Registrant's Telephone Number, Including Area Code: (809) 949-2001


                          Susan C. Mosher, Secretary
                           Merrimac Master Portfolio
                             200 Clarendon Street
                                Mail Code LEG13
                          Boston, Massachusetts 02116
                    (Name and Address of Agent for Service)




                                    Copy to:
                               Philip H. Newman
                          Goodwin, Procter & Hoar LLP
                                Exchange Place
                          Boston, Massachusetts 02109








                                      (i)

                           MERRIMAC MASTER PORTFOLIO

                               EXPLANATORY NOTE

This  Registration  Statement  has been  filed by the  Registrant  pursuant  to
Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act") since such interests will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may only be made by "accredited investors" within the meaning of Regulation D under the 1933 Act which generally includes institutional investors and high net worth individuals. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

Pursuant to General Instruction B2 of Form N-1A, a registration statement filed under only the 1940 Act shall consist of the facing sheet of the Form, responses to all items of Parts A and B except Items 1, 2, 3, 5 and 9 of Part A thereof, responses to all items of Part C except Items 23(e) and (i)-(k) and the required signatures, and all other documents that are required or which the Registrant may file as part of the registration statement.

                                     (ii)

                                    PART A

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                                    PART A
                                   May l, 2000





Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to paragraph (b) of Instruction B.2. of the General Instructions to Form N-1A.

Item 4. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS

MERRIMAC CASH PORTFOLIO

INVESTMENT OBJECTIVE

The investment objective of the Merrimac Cash Portfolio (the "Cash Portfolio") is to achieve a high level of current income consistent with preserving principal and liquidity. In view of the risks inherent in all investments in securities, there is no assurance that the Portfolio's objective will be achieved.

IMPLEMENTATION OF INVESTMENT OBJECTIVES

The Cash Portfolio is a series of the Merrimac Master Portfolio (the "Portfolio Trust"), an open-end management investment company which is treated as a partnership for federal tax purposes. Allmerica Asset Management, Inc. ("AAM") acts as sub-adviser to the Cash Portfolio and manages its investment program.



The Cash Portfolio's principal investment strategy is to invest, indirectly through the Cash Portfolio, its assets in high quality U.S. dollar-denominated, money market instruments with remaining maturities of 397 calendar days or less that in the opinion of AAM present minimal credit risk.

   The Cash Portfolio may invest in the following U.S. dollar denominated instruments:

   o  variable rate obligations;

   o  commercial  paper;

   o  corporate debt;

   o  certificates  of deposits;

   o  obligations of the U.S. Government or its agencies or instrumentalities;

   o  U.S. Treasury bills, notes and bonds,

   o  variable rate municipal obligation;

   o  municipal obligations;

   o securities of U.S. and foreign banks or thrift organizations (such as bankers' acceptances, time deposits and certificates of deposits);

   o  time deposits;

   o  asset-backed securities;

   o  other short-term debt securities; and

   o repurchase agreements that are collateralized by the securities listed above.



Further description of these securities is found in APPENDIX A.

The Securities and Exchange Commission (SEC) has set certain diversification requirements for money market funds. Generally, these requirements limit a money market fund's investments in securities of any issuer to no more than 5% of a fund's assets. Also, strict SEC guidelines do not permit AAM to invest, with respect to 75% of the Cash Portfolio's assets, greater than 10% of the Cash Portfolio's assets in securities issued by or subject to guarantees by the same institution. Purchases of securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities are not counted toward these limitations.

The Cash Portfolio's investments consist of high-quality securities that qualify as "first-tier" securities under the SEC rules that apply to money market funds. In general, a first-tier security is defined as a security that is:



   o issued or guaranteed by the U.S. Government or any agency or instrumentality thereof;
   o rated or subject to a guarantee that is rated in the highest category for short-term securities by at least two Nationally Recognized Statistical Rating Organizations (NRSROs), or by one NRSRO if the security is rated by only one NRSRO;
   o unrated but issued by an issuer or guaranteed by a guarantor that has other comparable short-term obligations so rated; or
   o unrated but determined by AAM to be of comparable quality to other first-tier securities.

In addition, AAM must consider whether a particular investment presents minimal credit risk.

The current NRSROs are:



   o  Moody's Investors Service, Inc.;
   o  Standard & Poor's Ratings Group;
   o  Fitch's IBCA Investors Service;
   o  Duff & Phelps; and
   o  Thomson Bank Watch.

If the rating of a security is downgraded after purchase, AAM will determine whether it is in the best interest of the Cash Portfolio's shareholders to continue to hold the security.

While AAM will endeavor to maintain a constant NAV of $1 per share, there is no assurance that they will be able to do so. The shares are neither insured nor guaranteed by the U.S. Government. As such, the Cash Portfolio carries some risk. For example, there is always a risk that the issuer of a security held by the Cash Portfolio will fail to pay interest or principal when due. The Cash Portfolio attempts to minimize credit risk by investing only in securities rated in the highest category for short-term securities, or, if not rated, of comparable quality, at the time of purchase. Additionally, the Cash Portfolio will not purchase a security unless AAM has determined that the security presents minimal credit risk. There is also a risk that rising interest rates will cause the value of the Cash Portfolio's securities to decline. The Cash Portfolio attempts to minimize interest rate risk by limiting the maturity of each security to 397 calendar days or less and maintaining a dollar-weighted average portfolio maturity for the Cash Portfolio of 90 days or less.

In arriving at a decision to buy or sell a security, factors are balanced such as credit quality and maturity to purchase the best relative value available in the market at any given time. While rare, sell decisions are usually based on a change in credit analysis or to take advantage of an opportunity to reinvest at a higher yield.

MERRIMAC TREASURY PORTFOLIO

INVESTMENT OBJECTIVE

The investment objective of the Merrimac Treasury Portfolio (the "Treasury Portfolio") is to achieve a high level of current income consistent with preserving principal and liquidity. In view of the risks inherent in all investments in securities, there is no assurance that the Treasury Portfolio's objective will be achieved.

IMPLEMENTATION OF INVESTMENT OBJECTIVES

The Treasury Portfolio is a series of the Portfolio Trust, an open-end management investment company which is treated as a partnership for federal tax purposes. M&I Investment Management Corp. ("M&I") acts as sub-adviser to the Treasury Portfolio and manages its investment program.



   The Treasury Portfolio's principal investment strategy is to invest its assets in, U.S. Treasury securities with maturities of 397 calendar days or less.

The  Treasury  Portfolio  will only  invest  indirect  obligations  of the U.S.
Treasury, which are U.S. Treasury bills, notes and bonds and in other money market mutual funds having the same principal investment strategy. Under Federal law, the income derived from obligations issued by the U.S. Treasury is exempt from state income taxes. All states that tax personal income permit mutual funds to pass through this tax exemption to shareholders, assuming appropriate state imposed threshold limits have been met. To maximize tax-effective yield for shareholders, under normal circumstances, the Treasury Portfolio will only invest in obligations that qualify for the exemption from state taxation.

While M&I will endeavor to maintain a constant NAV of $1 per share, there is no assurance that they will be able to do so. The shares are neither insured nor guaranteed by the U.S. Government. As such, the Treasury Portfolio carries some risk. There is a risk that rising interest rates will cause the value of the Treasury Portfolio's securities to decline. M&I attempts to minimize this risk by limiting the maturity of each security to 397 calendar days or less and maintaining a dollar-weighted average portfolio maturity for the Treasury Portfolio of 90 days or less.

In arriving at a decision to buy or sell a security, factors are balanced such as the Treasury Portfolio's objective of maximizing current income while maintaining safety and liquidity. M&I evaluates the treasury securities market daily to determine how to provide the most value to the Treasury Portfolio.



MERRIMAC TREASURY PLUS PORTFOLIO

INVESTMENT OBJECTIVE

The investment objective of the Merrimac Treasury Plus Portfolio (the "Treasury Plus Portfolio") is to achieve a high level of current income consistent with preserving principal and liquidity. In view of the risks inherent in all investments in securities, there is no assurance that the Treasury Plus Portfolio's objective will be achieved.

IMPLEMENTATION OF INVESTMENT OBJECTIVES

The Treasury Plus Portfolio is a series of the Portfolio Trust, an open-end management investment company which is treated as a partnership for federal tax purposes. M&I acts as sub-adviser to the Treasury Plus Portfolio and manages its investment program.

The Treasury Plus Portfolio's principal investment strategy is to invest its assets in high-quality, U.S. dollar-denominated Treasury securities with maturities of 397 calendar days or less.



The Treasury Plus Portfolio will invest at least 65% its total assets in direct obligations of the U.S. Treasury (U.S. Treasury bills, notes and bonds ) or in repurchase agreements collateralized by these instruments. It may invest the remaining of assets in securities issued or guaranteed by the U.S. Government or its agencies or in repurchase agreements collateralized by these instruments.



While M&I will endeavor to maintain a constant NAV of $1 per share, there is no assurance that they will be able to do so. The shares are neither insured nor guaranteed by the U.S. Government. As such, the Treasury Plus Portfolio carries some risk. There is a risk that rising interest rates will cause the value of the Treasury Plus Portfolio's securities to decline. M&I attempts to minimize interest rate risk by limiting the maturity of each security to 397 calendar days or less and maintaining a dollar-weighted average portfolio maturity for the Treasury Plus Portfolio of 90 days or less.

In arriving at a decision to buy or sell a security, factors are balanced such as the Treasury Plus Portfolio's objective of maximizing current income while maintaining safety and liquidity. M&I evaluates the government securities market compared to the repurchase agreement market to determine which provides the most value to the Treasury Plus Portfolio.

MERRIMAC U.S. GOVERNMENT PORTFOLIO

INVESTMENT OBJECTIVE

The investment objective of the Merrimac U.S. Government Portfolio (the "U.S. Government Portfolio") is to achieve a high level of current income consistent with preserving principal and liquidity. In view of the risks inherent in all investments in securities, there is no assurance that the U.S. Government Portfolio's objective will be achieved.

IMPLEMENTATION OF INVESTMENT OBJECTIVES

The U.S. Government Portfolio is a series of the Portfolio Trust, an open-end management investment company which is treated as a partnership for federal tax purposes. AAM acts as sub-adviser to the U.S. Government Portfolio and manages its investment program.



The U.S. Government Portfolio's principal investment strategy is to invest its assets in high-quality, U.S. dollar-denominated money market instruments with maturities of 397 calendar days or less.

The U.S. Government Portfolio will invest at least 65% of its total assets in securities issued or guaranteed by the U.S. Government or its agencies. The U.S. Government Portfolio also may invest in repurchase agreements that are collateralized by these instruments. Further description of these securities is found in APPENDIX A.



While AAM will endeavor to maintain a constant NAV of $1 per share, there is no assurance that they will be able to do so. The shares are neither insured nor guaranteed by the U.S. Government. As such, the U.S. Government Portfolio carries some risk. There is a risk that rising interest rates will cause the value of the U.S. Government Portfolio's securities to decline. AAM attempts to minimize interest rate risk by limiting the maturity of each security to 397 calendar days or less and maintaining a dollar-weighted average portfolio maturity for the U.S. Government Portfolio of 90 days or less.

In arriving at a decision to buy or sell a security, factors are balanced such as the U.S. Government Portfolio's objective of maximizing current income while maintaining safety and liquidity. AAM evaluates the government securities market compared to the repurchase agreement market to determine which provides the most value to the U.S. Government Portfolio.

Item 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

MANAGEMENT

INVESTMENT ADVISER

The Cash Portfolio, the Treasury Portfolio, the Treasury Plus Portfolio and the U.S. Government Portfolio (each a "Portfolio" and collectively, the "Portfolios") have each retained the services of Investors Bank & Trust Company ("Investors Bank") as investment adviser. Investors Bank continuously reviews and supervises each Portfolio's investment program. Investors Bank discharges its responsibilities subject to the supervision of, and policies established by the Board of Trustees. Investors Bank's business address is 200 Clarendon Street, Boston, Massachusetts 02116. Investors Bank began acting as an investment adviser at the commencement of operations of the Cash Portfolio (November 21, 1996). The Portfolios each pay Investors Bank a unitary fee for services as Investment Adviser, Administrator, Custodian, Fund Accountant and Transfer Agent. The fee is computed at an annual rate of 0.17% of average net assets of each such Portfolio.



The investment adviser and sub-advisers may pay out of their respective fees a transaction, service, administrative, or other similar fee charged by a financial intermediary, or other financial representative with respect to the purchase or sale of shares of each Fund. The financial intermediaries also may impose requirements on the purchase or sale of shares that are different from, or in addition to, those imposed by each Fund, including requirements as to the minimum initial and subsequent investment amounts.



INVESTMENT SUB-ADVISERS

AAM serves as investment sub-adviser to the Cash Portfolio and the U.S. Government Portfolio. AAM manages the Cash Portfolio and the U.S. Government Portfolio, selects investments and places all orders for the purchase and sale of the Cash Portfolio and the U.S. Government Portfolio's securities, subject to the general supervision of, and policies established by the Board of Trustees and Investors Bank. The business address of AAM is 440 Lincoln Street, Worcester, Massachusetts 01653. AAM has been providing investment advisory services since it was established in 1993 as an indirect, wholly-owned subsidiary of Allmerica Financial Corporation. AAM receives a fee from Investors Bank (and not from the Cash Portfolio or the U.S. Government Portfolio) for its services as investment sub-adviser. Prior to September 1, 1998, The Bank of New York acted as investment sub-adviser for the Cash Portfolio.

M&I serves as investment sub-adviser to the Treasury Portfolio and the Treasury Plus Portfolio. M&I manages the Treasury Portfolio and the Treasury Plus Portfolio, selects investments and places all orders for the purchase and sale of the Treasury Portfolio and the Treasury Plus Portfolio's securities, subject to the general supervision of, and policies established by the Board of Trustees and Investors Bank. The business address of M&I is 1000 North Water Street, Milwaukee, Wisconsin 53202. M&I has been providing investment advisory services since it was established in 1973 as a first tier wholly-owned subsidiary of Marshall & Isley Corporation, a publicly held bank holding company. M&I receives fees from Investors Bank (and not from the Treasury Portfolio or the Treasury Plus Portfolio) for its services as investment sub-adviser.

Item 7. SHAREHOLDER INFORMATION

PRICING OF PORTFOLIO INTERESTS



An investment in any Portfolio may be made without a sales load. Securities are valued at amortized cost, which the Trustees of the Portfolios have determined in good faith constitutes fair value for the purposes of complying with the 1940 Act. A Business Day is any day on which both the New York Stock Exchange and the New York Federal Reserve Bank are open. This valuation method will continue to be used until such time as the Trustees of the Portfolios determine that it does not constitute fair value for such purposes.



PURCHASE OF PORTFOLIO INTERESTS

Beneficial interests in each Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in each Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This
Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Portfolios. However, since the Portfolios intend to be as fully invested at all times as is reasonably practicable in order to enhance the yield on their assets, investments must be made in federal funds (i.e., monies credited to the account of a Portfolio's custodian bank by a Federal Reserve Bank).

Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

REDEMPTION OF PORTFOLIO INTERESTS

Shares of a Portfolio are not registered under the 1933 Act and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. However, shares may be redeemed on any Business Day.

MASTER FEEDER FUNDS

"Feeder" funds invest exclusively in their corresponding "master" portfolios with identical investment objectives. The master portfolio may accept investments from multiple feeder funds, which bear the master portfolio's expenses in proportion to their assets.



Each feeder fund and its master portfolio expect to maintain consistent investment objectives, but if they do not, a fund will withdraw from the master portfolio, receiving either cash or securities in exchange for its interest in the master portfolio. The trustees of the trust of a feeder fund would then consider whether a fund should hire its own investment adviser, invest in a different portfolio, or take other action.

                                  APPENDIX A

MONEY MARKET INSTRUMENTS. An investment in a Portfolio is subject to interest rate risk and credit risk of the issuers of the money market instruments. All money market instruments can change in value when interest rates or an issuer's creditworthiness changes, or if an issuer or guarantor of a security fails to pay interest or principal when due.

U.S. GOVERNMENT SECURITIES. The Cash Portfolio, the Treasury Plus Portfolio and the U.S. Government Portfolio each may invest in U.S. Government Securities. Not all U.S. Government Securities are backed by the full faith and credit of the United States. For example, securities issued by the Federal Farm Credit Bank or by the Federal National Mortgage Association are supported by the agency's right to borrow money from the U.S. Treasury under certain circumstances. Securities issued by the Federal Home Loan Bank are supported only by the credit of the agency. There is no guarantee that the U.S. Government will support these types of securities, and therefore they involve more risk than "full faith and credit" Government Securities. The Treasury Portfolio will primarily invest in "full faith and credit" U.S. Government Securities.

BANKERS' ACCEPTANCES. The Cash Portfolio may invest in bankers' acceptances which are bills of exchange or time drafts drawn on and accepted by a commercial bank. They are used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less.



COMMERCIAL PAPER. The Cash Portfolio may invest in commercial paper, which is the term used to designate unsecured short-term promissory notes issued by corporations and other entities. The Cash Portfolio may invest in commercial paper with maturities which vary from a few days to nine months. The Cash Portfolio may also purchase U.S. dollar-denominated commercial paper of a foreign issuer rated in the highest or second highest rating categories by at least two NRSROs.

SECURITIES LENDING. Each Portfolio may lend up to 33 1/3% of its portfolio of securities pursuant to agreements requiring that the loan be continuously secured by cash or equivalent collateral or by a letter of credit or bank guarantee in favor of the Portfolio at least equal at all times to 100% of the market value plus accrued interest on the securities lent. The Portfolio will continue to receive interest on the securities lent while simultaneously seeking to earn interest on the investment of cash collateral. Collateral is marked to market daily. Loans are subject to termination by the Portfolio or the borrower at any time and are, therefore, not considered to be illiquid investments.



TIME DEPOSITS. The Cash Portfolio may invest in time deposits ("TDs"), which are non-negotiable receipts issued by a bank in exchange for the deposit of funds. Like a certificate of deposit, a TD earns a specified rate of interest over a definite period of time; however, it cannot be traded in the secondary market.



CERTIFICATES OF DEPOSIT. The Cash Portfolio also may invest in certificates of deposit ("CDs"), which are negotiable interest bearing instruments with a specific maturity. CDs are issued by banks and thrift institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity.



CORPORATE DEBT OBLIGATIONS. Subject to its respective credit quality and maturity limitations, the Cash Portfolio may invest in corporate bonds, including obligations of industrial, utility, banking and other financial issuers. Corporate bonds are subject to the risk of an issuer's inability to meet principal and interest payments and may also be subject to price volatility due to such factors as market interest rates, market perception of the credit worthiness of the issuer and general market liquidity.

ASSET-BACKED SECURITIES. The Cash Portfolio also may invest in asset-backed securities, which consist of securities secured by company receivables, home equity loans, truck and auto loans, leases, credit card receivables and other securities backed by other types of receivables or other assets. Credit support for asset-backed securities may be based on the underlying assets and/or provided through credit enhancements such as letters of credit, insurance bonds, limited issuer guarantees, senior-subordinated structures and over collateralization. Asset-backed securities are normally traded over-the-counter and typically have a short-intermediate maturity structure depending on the paydown characteristics of the underlying financial assets which are passed through to the security holder. Asset-backed securities may be subject to prepayment risk, particularly in a period of declining interest rates. Prepayments, which occur when unscheduled payments are made on the underlying debt instruments, may shorten the effective maturities of these securities and may lower their total returns. Asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets and there is the possibility that recoveries on repossessed collateral may not be available to support payments on these securities. There is no limit on the extent to which the Portfolio may invest in asset-backed securities; however, the Portfolio will only invest in asset-backed securities that carry a rating in the highest category from at least two NRSROs.

EURODOLLAR AND YANKEE DOLLAR INVESTMENTS. The Cash Portfolio may invest in Eurodollar and Yankee Dollar instruments. Eurodollar instruments are bonds of foreign corporate and government issuers that pay interest and principal in U.S. dollars held in banks outside the United States, primarily in Europe. Yankee Dollar instruments are U.S. dollar denominated bonds typically issued in the U.S. by foreign governments and their agencies and foreign banks and corporations. The Portfolio may invest in Eurodollar Certificates of Deposit ("ECDs"), Eurodollar Time Deposits ("ETDs") and Yankee Certificates of Deposit ("Yankee CDs"). ECDs are U.S. dollar-denominated certificates of deposit issued by foreign branches of domestic banks; ETDs are U.S. dollar-denominated deposits in a foreign branch of a U.S. bank or in a foreign bank; and Yankee CDs are U.S. dollar-denominated certificates of deposit issued by a U.S. branch of a foreign bank and held in the U.S. These investments involve risks that are different from investments in securities issued by U.S. issuers, including potential unfavorable political and economic developments, foreign withholding or other taxes, seizure of foreign deposits, currency controls, interest limitations or other governmental restrictions which might affect payment of principal or interest.

WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS. Each Portfolio may invest in when-issued and delayed delivery securities, which are securities purchased for delivery beyond the normal settlement date at a stated price and yield, thereby involving the risk that the yield obtained will be less than that available in the market at delivery. Although the purchase of securities on a when-issued basis is not considered leveraging, it has the effect of leveraging. When such a security is purchased, the Custodian will set aside cash or liquid securities to satisfy the purchase commitment unless the relevant Portfolio has entered into an offsetting agreement to sell the securities. These segregated securities will be valued at market and additional cash or securities will be segregated if necessary so that the market value of the account will continue to satisfy the purchase commitment. A Portfolio generally will not pay for such securities or earn interest on them until received. Commitments to purchase when-issued securities will not, under normal market conditions, exceed 25% of the Portfolio's total assets, and a commitment will not exceed 90 days. A Portfolio will only purchase when-issued securities for the purpose of acquiring portfolio securities and not for speculative purposes. However, a Portfolio may sell these securities or dispose of the commitment before the settlement date if it is deemed advisable as a matter of investment strategy. The market value of when-issued or delayed delivery securities when they are delivered may be less than the amount the Portfolios paid for them.

VARIABLE AND FLOATING RATE INSTRUMENTS. Certain of the obligations purchased by each Portfolio may carry variable or floating rates of interest and may include variable rate master demand notes. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Variable and floating rate instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. There may be no active secondary market with respect to a particular variable or floating rate instrument. Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to a Portfolio will approximate their par value. Further, some of the demand instruments purchased by a Portfolio derive their liquidity from the ability of the holder to demand repayment from the issuer or from a third party providing credit support. The creditworthiness of issuers of variable and floating rate instruments and their ability to repay principal and interest will be continuously monitored by each Portfolio's investment adviser or sub-adviser.

REPURCHASE AGREEMENTS. The Cash Portfolio, the Treasury Plus Portfolio and the U.S. Government Portfolio each may enter into repurchase agreements, which are agreements by which a person obtains a security and simultaneously commits to return the security to the seller at an agreed upon price (including principal and interest) on an agreed upon date within a number of days from the date of purchase. In substance, a repurchase agreement is a loan by the Portfolio collateralized with securities. The lending Portfolio's Custodian or its agent will hold the security as collateral for the repurchase agreement. All repurchase transactions must be collateralized initially at a value at least equal to 102% of the repurchase price and counterparties are required to deliver additional collateral in the event the market value of the collateral falls below 100%. The Portfolios bear the risk of loss in the event the other party defaults on its obligations and the Portfolio is delayed or prevented from its right to dispose of the collateral securities or if the Portfolio realizes a loss on the sale of the collateral securities. Each Portfolio will enter into repurchase agreements with financial institutions deemed to present minimal risk of bankruptcy during the term of the agreement based on guidelines established and periodically reviewed by the Trustees. Each Portfolio will not invest more than 10% of its net assets in repurchase agreements maturing in more than seven days because such agreements would be considered "illiquid securities."

REVERSE REPURCHASE AGREEMENTS. The Cash Portfolio, the Treasury Plus Portfolio and the U.S. Government Portfolio each may borrow funds for temporary purposes by entering into reverse repurchase agreements. Pursuant to such agreements, each Portfolio would sell the securities to financial institutions such as banks and broker-dealers and agree to repurchase them at a mutually agreed-upon date and price. Each Portfolio will enter into reverse repurchase agreements to avoid otherwise selling securities during unfavorable market conditions to provide cash to satisfy redemption requests. At the time each Portfolio enters into a reverse repurchase agreement, it would place in a segregated custodial account, assets such as cash or liquid securities, consistent with each Portfolio's investment restrictions and having a value equal to the repurchase price (including accrued interest), and would subsequently monitor the account to ensure that such equivalent value was maintained. Reverse repurchase agreements involve the risk that the counterparty may default at a time when the market value of securities sold by each Portfolio have increased in value. Reverse repurchase agreements are considered by the SEC to be borrowings by the Portfolio under the 1940 Act.

RESTRICTED AND ILLIQUID SECURITIES. Each Portfolio may invest up to 10% of its net assets in illiquid securities. Illiquid securities are those that are not readily marketable, repurchase agreements maturing in more than seven days, time deposits with a notice or demand period of more than seven days and certain restricted securities. Based upon continuing review of the trading markets for a specific restricted security, the security may be determined to be eligible for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and, therefore, to be liquid. Also, certain illiquid securities may be determined to be liquid if they are found to satisfy certain relevant liquidity requirements. The Board of Trustees of the Portfolio Trust have adopted guidelines and delegated to each Portfolio's investment adviser or sub-adviser, as applicable, the daily function of determining and monitoring the liquidity of portfolio securities, including restricted and illiquid securities. Each Portfolio's Board of Trustees, however, retains oversight and is ultimately responsible for such determinations. The purchase price and subsequent valuation of illiquid securities normally reflect a discount, which may be significant, from the market price of comparable securities for which a liquid market exists.

SHORT-TERM TRADING. Although each Portfolio usually intends to hold securities purchased until maturity, at which time they will be redeemable at their full principal value plus accrued interest, they may, at times, engage in short-term trading to attempt to take advantage of yield variations in the short-term market. Each Portfolio also may sell portfolio securities prior to maturity based on a revised evaluation of the creditworthiness of the issuer or to meet redemptions. In the event there are unusually heavy redemption requests due to changes in interest rates or otherwise, a Portfolio may have to sell a portion of its investment portfolio at a time when it may be disadvantageous to do so. However, each Portfolio believes that its ability to borrow funds to accommodate redemption requests may mitigate in part the necessity for such portfolio sales during these periods.

ZERO COUPON SECURITIES. The Cash Portfolio may invest in zero coupon securities. Zero coupon securities are securities sold at a discount to par value and on which interest payments are not made during the life of the security. Upon maturity, the holder is entitled to receive the par value of the security. The Portfolio is required to accrue income with respect to these securities prior to the receipt of cash payments. Because the Fund will distribute its share of this accrued income to shareholders, to the extent that the shareholders and shareholders of other mutual funds that invest in the Portfolio elect to receive dividends in cash rather than reinvesting such dividends in additional shares, the Portfolio will have fewer assets with which to purchase income producing securities. The Treasury Portfolio, the Treasury Plus Portfolio and the U.S. Government Portfolio may invest in zero coupon treasury securities.

LOAN PARTICIPATIONS. The Cash Portfolio may invest in loan participations, which represent a participation in a corporate loan of a commercial bank. Such loans must be to corporations in whose obligations the Cash Portfolio may invest. Since the issuing bank does not guarantee the participations in any way, they are subject to the credit risks generally associated with the underlying corporate borrower. It may be necessary under the terms of the loan participation for the Cash Portfolio to assert through the issuing bank such rights as may exist against the corporate borrower, in the event the underlying corporate borrower fails to pay principal and interest when due. In such circumstances, the Cash Portfolio may be subject to delays, expenses and risks that are greater than if the Cash Portfolio had purchased a direct obligation (such as commercial paper) of such borrower. Further, under the terms of the loan participation, the Cash Portfolio may be regarded as a creditor of the issuing bank (rather than the underlying corporate borrower), so that the Cash Portfolio may also be subject to the risk that the issuing bank may become insolvent. The secondary market for loan participations is extremely limited, and therefore loan participations purchased by the Cash Portfolio are generally regarded as illiquid.

                                    PART B

ITEM 10.        COVER PAGE AND TABLE OF CONTENTS


                           MERRIMAC MASTER PORTFOLIO
                            Merrimac Cash Portfolio
                          Merrimac Treasury Portfolio
                       Merrimac Treasury Plus Portfolio
                      Merrimac U.S. Government Portfolio

                                    PART B

                      STATEMENT OF ADDITIONAL INFORMATION



                                  May 1, 2000


This Statement of Additional Information ("SAI") is not a Prospectus and is only authorized for distribution when preceded or accompanied by the Merrimac Master Portfolio's (the "Trust") current Prospectus dated May 1, 2000. Financial Statements are incorporated by reference into this SAI from the Trust's most recent Annual Report. This SAI supplements and should be read in conjunction with the Prospectus, a copy of which may be obtained without charge by calling the Trust at 1-888-MERRMAC or writing the Trust at 200 Clarendon Street, Boston, Massachusetts 02116. This SAI is not an offer of any Portfolio for which an investor has not received a Prospectus.

Information about the Funds' (including the SAI) may be reviewed and copied at the SEC's Public Reference Room in Washington, D.C., or you may obtain copies, upon payment of a duplicating fee, by writing to the Public Reference Room of the SEC, Washington, D.C. 20549-0102 or by electronic request at the following E-mail address: publicinfo@sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 202-942-8090. Reports and other information about the Fund may be obtained on the Commission's Internet site at http://www.sec.gov.



                               TABLE OF CONTENTS



                                Page                                       Page

Portfolio History                3      Capital Stock and Other Securities  12
Description of the Portfolios,
    Their Investments and Risks  3      Purchase, Redemption and Valuation  13
                                            of Shares

Management of the Trust          6      Taxation of the Trust               14

Control Persons and Principal    8      Calculation of Performance Data     16
    Holders of Securities

Investment Advisory and Other    9      Financial Statements                17
    Services

Brokerage Allocation and Other   11     Appendix                            18
    Practices

ITEM 11.  PORTFOLIO HISTORY

The Merrimac Master Portfolio (the "Portfolio Trust") is composed of four series: Merrimac Cash Portfolio ("Cash Portfolio"), Merrimac Treasury Portfolio ("Treasury Portfolio"), Merrimac Treasury Plus Portfolio ("Treasury Plus Portfolio") and Merrimac U.S. Government Portfolio ("U.S. Government Portfolio") (each, a "Portfolio" and collectively, the "Portfolios").

The Portfolio Trust is a common law trust organized under the laws of the State of New York pursuant to a Declaration of Trust dated October 30, 1996 and amended February 6, 1997, October 26, 1998 and March 15, 1999.

ITEM 12.  DESCRIPTION OF THE PORTFOLIOS, THEIR INVESTMENTS AND RISKS

CLASSIFICATION

Each Portfolio is a diversified open-end, management investment company under the 1940 Act and a separate series of the Trust.

INVESTMENT STRATEGIES AND RISKS



MATURITY AND DURATION. Duration of an individual portfolio security is a measure of the security's price sensitivity taking into account expected cash flow and prepayments under a wide range of interest rate scenarios. In computing the duration a Portfolio will have to estimate the duration of obligations that are subject to prepayment or redemption by the issuer taking into account the influences of interest rates on prepayments and coupon flows.

Each of the Portfolios has a policy of investing in instruments with maturities of 397 days or less. For purposes of complying with this policy, each Portfolio will determine the maturity of an instrument in accordance with the requirements of Rule 2a-7 under the 1940 Act. Rule 2a-7 permits each Portfolio to shorten the maturity of a particular instrument in circumstances in which the instrument is subject to certain types of demand features or interest-rate reset provisions.

EXCHANGE COMMERCIAL NOTES ("ECNs"). The Cash Portfolio may invest in ECNs. ECNs are short-term (90 days or less) securities that automatically extend to a 390-day maximum maturity if the issuer does not redeem the ECNs on the Initial Redemption Date (the equivalent of a commercial paper maturity). The extension feature substitutes for bank back-up. Investors receive a premium for giving the issuer the option to extend the maturity. However, investors receive a sizeable additional premium if the maturity is extended. ECNs carry the same credit rating(s) as the issuer's commercial paper.

FUNDING AGREEMENTS. The Cash Portfolio may invest in funding agreements. A funding agreement is, in substance, an obligation of indebtedness negotiated privately between an investor and an insurance company. Funding agreements often have maturity-shortening features, such as an unconditional put, that permit the investor to require the insurance company to return the principal amount of the funding agreement, together with accrued interest, within one year or less. Most funding agreements are not transferable by the investor and, therefore, are illiquid, except to the extent the funding agreement is subject to a demand feature of seven days or less. An insurance company may be subject to special protections under state insurance laws, which protections may impair the ability of the investor to require prompt performance by the insurance company of its payment obligations under the funding agreement.

MONEY MARKET INSTRUMENTS AND REPURCHASE AGREEMENTS. The money market instruments in which the Cash Portfolio invests include short-term U.S. Government Securities (defined below), commercial paper (promissory notes issued by corporations to finance their short-term credit needs), negotiable certificates of deposit, non-negotiable fixed time deposits, bankers' acceptances and repurchase agreements. The Treasury Portfolio invests only in direct obligations of the U.S. Treasury. The Treasury Plus Portfolio invests substantially all of its assets in direct obligations of the U.S. Treasury and in U.S. Government Securities (defined below)and in repurchase agreements.



U.S. Government Securities include securities which are direct obligations of the U.S. Government backed by the full faith and credit of the United States, and securities issued by agencies and instrumentalities of the U.S. Government, which may be guaranteed by the U.S. Treasury or supported by the issuer's right to borrow from the U.S. Treasury or may be backed by the credit of the federal agency or instrumentality itself. Agencies and instrumentalities of the U.S. Government include, but are not limited to, Federal Land Banks, the Federal Farm Credit Bank, the Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks and the Federal National Mortgage Association ("FNMA").

A repurchase agreement is an agreement under which a Portfolio acquires money market instruments (generally U.S. Government Securities) from a commercial bank, broker or dealer, subject to resale to the seller at an agreed-upon price and date (normally the next business day). The resale price reflects an agreed-upon interest rate effective for the period the instruments are held by a Portfolio and is unrelated to the interest rate on the instruments. The instruments acquired by a Portfolio (including accrued interest) must have an aggregate market value in excess of the resale price and will be held by the custodian bank for the Portfolio until they are repurchased. The Board of Trustees of the Portfolio Trust will monitor the standards that the investment adviser or sub-adviser will use in reviewing the creditworthiness of any party to a repurchase agreement with a Portfolio. See "Investment Advisory Services" for information regarding the investment adviser and sub-adviser.

The use of repurchase agreements involves certain risks. For example, if the seller defaults on its obligation to repurchase the instruments acquired by a Portfolio at a time when their market value has declined, a Portfolio may incur a loss. If the seller becomes insolvent or subject to liquidation or reorganization under bankruptcy or other laws, a court may determine that the instruments acquired by a Portfolio are collateral for a loan by a Portfolio and therefore are subject to sale by the trustee in bankruptcy. Finally, it is possible that a Portfolio may not be able to substantiate its interest in the instruments it acquires. It is expected that these risks can be controlled through careful documentation and monitoring.

"WHEN-ISSUED" AND "DELAYED DELIVERY" SECURITIES. Each Portfolio may invest in securities purchased on a

"when-issued" or "delayed delivery" basis. Delivery and payment for securities purchased on a when-issued or delayed delivery basis will normally take place 15 to 45 days after the date of the transaction. The payment obligation and interest rate on the securities are fixed at the time that a Portfolio enters into the commitment, but interest will not accrue to a Portfolio until delivery of and payment for the securities. Although each such Portfolio will only make commitments to purchase "when-issued" and "delayed delivery" securities with the intention of actually acquiring the securities, each such Portfolio may sell the securities before the settlement date if deemed advisable by their investment adviser or sub-adviser. Each Portfolio may also, with respect to up to 25% of its total assets, enter into contracts to purchase securities for a fixed price at a future date beyond customary settlement time.

Unless the Portfolios have entered into an offsetting agreement to sell the securities purchased on a "when-issued" or "forward commitment" basis, cash or liquid obligations with a market value equal to the amount of a Portfolio's commitment will be segregated with a Portfolio's custodian bank. If the market value of these securities declines, additional cash or securities will be segregated daily so that the aggregate market value of the segregated securities equals the amount of a Portfolio's commitment.

Securities purchased on a "when-issued" and "delayed delivery" basis may have a market value on delivery which is less than the amount paid by a Portfolio. Changes in market value may be based upon the public's perception of the creditworthiness of the issuer or changes in the level of interest rates. Generally, the value of "when-issued," "delayed delivery" and "forward commitment" securities will fluctuate inversely to changes in interest rates, i.e., they will appreciate in value when interest rates fall and will decline in value when interest rates rise.

PORTFOLIO POLICIES

The Portfolios have adopted the following fundamental policies. Each of the Portfolio's fundamental policies cannot be changed unless the change is approved by a "vote of the outstanding voting securities" of a Portfolio, as the case may be, which phrase as used herein means the lesser of (i) 67% or more of the voting securities of a Portfolio present at a meeting, if the holders of more than 50% of the outstanding voting securities of a Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of a Portfolio.

As a matter of fundamental policy, the Cash Portfolio, the Treasury Portfolio, the Treasury Plus Portfolio and the U.S. Government Portfolio may not:

         (1) purchase any securities that would cause more than 25% of the total assets of the Portfolio at the time of such purchase to be invested in securities of one or more issuers conducting their principal business activities in the same industry, provided that there is no limitation with respect to U.S. Government Securities or (for the Cash Portfolio, the Treasury Plus Portfolio and the U.S. Government Portfolio) bank obligations or repurchase agreements collateralized by any of such obligations as applicable;

         (2) borrow money, except as a temporary measure for extraordinary or emergency purposes or to facilitate redemptions, provided that borrowing does not exceed an amount equal to 33 1/3% of the current value of the Portfolio's assets taken at market value, less liabilities, other than borrowings;

         (3) purchase securities on margin (except for delayed delivery or when-issued transactions or such short-term credits as are necessary for the clearance of transactions);

         (4) make loans to any person or firm; provided, however, that the making of a loan shall not include entering into repurchase agreements, and provided further that a Portfolio may lend its portfolio securities to broker-dealers or other institutional investors if the aggregate value of all securities loaned does not exceed 33 1/3% of the value of a Portfolio's total assets;

         (5) engage in the business of underwriting the securities issued by others, except that a Portfolio will not be deemed to be engaging in the business of underwriting with respect to the purchase or sale of securities subject to legal or contractual restrictions on disposition;

         (6) issue senior securities, except as permitted by its investment objective, policies and restrictions, and except as permitted by the 1940 Act; and

         (7) purchase or sell real estate, commodities, or commodity contracts unless acquired as a result of ownership of securities, and provided further that a Portfolio may invest in securities backed by real estate and in financial futures contracts and options thereon.

If any percentage restriction described above is adhered to at the time of investment, a subsequent increase or decrease in the percentage resulting from a change in the net assets of the Portfolios will not constitute a violation of the restriction.

ITEM 13.        MANAGEMENT OF THE TRUST

BOARD OF TRUSTEES

Overall responsibility for management and supervision of the Trust rests with the Board of Trustees. The Trustees approve all significant agreements between the Trust and the persons and companies that furnish services to the Trust, including agreements with its custodian, transfer agent, investment adviser, sub-adviser and administrator. The SAI contains background information regarding each of the Trustees and executive officers of the Trust.

TRUSTEES AND OFFICERS. The names, dates of birth and principal occupation(s) during the last five years of the Trustees and officers of the Trust and the Portfolio Trust are listed below. An asterisk (*) indicates that a Trustee is an "interested person" of the Trust and the Portfolio Trust, as defined in the 1940 Act. The business address of the Trustees and officers of the Trust and the Portfolio Trust is 200 Clarendon Street, Boston, Massachusetts 02116.

TRUSTEES AND OFFICERS OF THE PORTFOLIO TRUST



KEVIN J. SHEEHAN, TRUSTEE*, 6/22/51, Director since 1990, President June 1992 - present, Chairman and Chief Executive Officer June 1995 - present, Investors Bank & Trust Company, Chairman and Chief Executive Officer June 1995 - present, Investors Financial Services Corp.

FRANCIS J. GAUL, JR., TRUSTEE, 9/25/43, Private Investor July 1998 - present, Director and Principal, Triad Investment Management Company June 1997 - June 1998, Vice President, Triad Investment Management Company (Registered Investment Adviser) July 1996 - May 1997, Vice President & Resident Manager, Goldman Sachs & Co. (Investment Banking & Institutional Sales) June 1993 - January 1995.



EDWARD F. HINES, JR., TRUSTEE, 9/5/45, Partner 1977 - present, Choate, Hall & Stewart.

THOMAS E. SINTON, TRUSTEE, 8/26/32, Retired, Managing Director, Corporate Accounting Policy, April 1993 - October 1996 and Consultant, January 1993 - March 1996, Bankers Trust Company.

PAUL J. JASINSKI, PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICEr, 2/17/47, Managing Director, Investors Bank & Trust Company, 1990 - present.

TIMOTHY J. COYNE, VICE PRESIDENT, 5/9/67, Director, Corporate Marketing, Investors Bank & Trust Company, 1997 - present, Vice President, Corporate Sales, Dreyfus Corporation, 1995 - 1997, Assistant Vice President, Concord Financial Corp., 1992 - 1995.

CHRISTOPHER J. QUINN, ASSISTANT VICE PRESIDENT, 5/6/66, Manager, Advisory Client Services, Investors Bank & Trust Company, 1996 - present, Service Specialist Mutual Funds, Fleet Bank, 1994 - 1996, Executive Sales Assistant, Concord Financial Corp., 1993 - 1994.



SUSAN C. MOSHER, SECRETARY, 1/29/55, Director, Mutual Fund Administration - Legal Administration, Investors Bank & Trust Company, 1995 - present.

SANDRA I. MADDEN, ASSISTANT SECRETARY, 8/29/66, Associate Counsel, Mutual Fund Administration - Legal Administration, Investors Bank & Trust Company, 1999 - present; Associate Counsel at Scudder Kemper Investments, Inc. in the Mutual Fund Administration Group of the Legal Department, 1996-1999.

COMPENSATION OF THE TRUSTEES AND OFFICERS. Neither the Trust nor the Portfolio Trust compensates the Trustees or officers of the Trust and the Portfolio Trust who are affiliated with Investors Bank. None of the Trustees or officers of the Trust or the Portfolio Trust have engaged in any financial transactions with the Trust or the Portfolio Trust, respectively, during the fiscal year ended December 31, 1999.

The Trustees of the Portfolio Trust are paid an annual retainer of $10,000, payable in equal quarterly installments, and a $2,500 meeting fee for each quarterly meeting attended. The Trustees of the Trust are paid a $1,000 meeting fee for each quarterly meeting attended. The following table reflects the compensation paid by the Trust, by the Portfolio Trust and by another related open-end investment company, to each Trustee for the fiscal year ended December 31, 1999.

                   Aggregate        Pension or Retirement    Total Compensation
                   Compensation     Benefits Accrued as      From Trust and Fund
Name of Trustee    From the Trust   Part of Portfolio's      Complex *
---------------    --------------   -------------------      ------------------
                                    Expenses
                                    ---------

Kevin J. Sheehan        $0                  $0                       $0

Francis J. Gaul, Jr.    $20,000             $0                       $26,250

Edward F. Hines, Jr.    $20,000             $0                       $26,250

Thomas E. Sinton        $20,000             $0                       $26,250

*Fund Complex consists of the Trust, the Portfolio Trust, the Merrimac Global Cash Fund and the Merrimac Series, comprising eight series as of December 31, 1999.



ITEM 14.    CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES



Control is defined by the 1940 Act as the beneficial ownership, either directly or through one or more controlled companies, of more than 25 percent of the voting securities of the company.

As of April 3, 2000, the Merrimac Cash Fund (the "Cash Fund") beneficially owned approximately 65.9% of the outstanding interests of the Cash Portfolio and the Merrimac Cash Series beneficially owned approximately 32.9% of the outstanding interests of the Cash Portfolio, each were, therefore, deemed as control persons of the Cash Portfolio. As of April 3, 2000, the Merrimac Treasury Series, a series of Merrimac Series, owned 100% of the value of the outstanding shares of the Treasury Portfolio, and, therefore was deemed as a control person of the Treasury Portfolio. As of April 3, 2000, the Merrimac Treasury Plus Series, a series of Merrimac Series, owned 100% of the value of the outstanding shares of the Treasury Plus Portfolio, and, therefore was deemed as a control person of the Treasury Plus Portfolio. As of April 3, 2000, the Merrimac U.S. Government Series, a series of Merrimac Series, owned 100% of the value of the outstanding shares of the U.S. Government Portfolio, and, therefore was deemed as a control person of the U.S. Government Portfolio.

As of April 3, 2000, Trustees and officers of the Trust owned in the aggregate less than 1% of any of the Portfolios.



ITEM 15.    INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISER AND SUBADVISERS



Each Portfolio retains Investors Bank & Trust Company ("Investors Bank" or the "Adviser") as their investment adviser. The Investment Adviser Agreements (the "Adviser Agreements") between Investors Bank and each Portfolio provides that Investors Bank will manage the operations of each Portfolio, subject to the policies established by the Board of Trustees of the Trust. Investors Bank also provides office space, facilities, equipment and personnel necessary to supervise each Portfolio's operations and pays the compensation of each such Portfolio's officers, employees and directors who are affiliated with Investors Bank. Each Portfolio pays Investors Bank a unitary fee for services as Investment Adviser, Administrator, Custodian, Fund Accountant and Transfer Agent. For a description of the rate of compensation that each Portfolio pays Investors Bank under the Adviser Agreements, see "Administrator, Transfer Agent and Fund Accountant" below.

The fees earned by Investors Bank from the Cash Portfolio for the fiscal years ended December 31, 1997,

December 31, 1998 and December 31, 1999 were $2,314,064 of which $381,468 was waived, $1,760,305 of which $384,213 was waived, and $2,117,982, respectively. The fees earned by Investors Bank from the Treasury Portfolio for the fiscal years ended December 31, 1997, December 31, 1998 and December 31, 1999 were $1,932,596, $98,068 and $302,524, respectively. The fees earned by Investors Bank from the Treasury Plus Portfolio for the period beginning January 22, 1999 (commencement of operations) to December 31, 1999 were $397,835. The fees earned by Investors Bank from the U.S. Government Portfolio for the period beginning June 29, 1999 (commencement of operations) to December 31, 1999 were $123,332.

Pursuant  to  an  Investment   Sub-Adviser   Agreement  (the  "AAM  Sub-Adviser
Agreement"), Investors Bank has retained Allmerica Asset Management, Inc. ("AAM") as sub-adviser to the Cash Portfolio and the U.S. Government Portfolio. AAM is compensated by Investors Bank at no additional cost to the Cash Portfolio and the U.S. Government Portfolio. Subject to the supervision of Investors Bank and of the Portfolio Trust's Board of Trustees, AAM furnishes to the Cash Portfolio and the U.S. Government Portfolio investment research, advice and supervision and determines what securities will be purchased, held or sold by the Cash Portfolio and the U.S. Government Portfolio. AAM is rendered an annual fee, computed and paid monthly, based on the average net assets ("ANA") of each of the Cash Portfolio and the U.S. Government Portfolio according to the following schedule: 0.09% on the first $500 million in assets; 0.07% on the next $500 million in assets, and 0.06% on assets exceeding $1 billion. Prior to September 1, 1998, the Cash Portfolio was advised by The Bank of New York ("BNY") and BNY was paid an annual fee, computed and paid monthly, based on 0.08% of the ANA of the Cash Portfolio. The amount paid by Investors Bank to BNY for the period January 1, 1998 to August 31, 1998 was $429,014. The amount paid by Investors Bank to AAM for the period September 1, 1998 to December 31, 1998 was $233,588 and for the fiscal year ended December 31, 1999 was $997,094. The amount paid by Investors Bank to AAM as sub-adviser to the U.S. Governemnt Portfolio for the period June 29, 1999 (commencement of operations) to December 31, 1999 was $65,311.

Pursuant  to  an  Investment   Sub-Adviser   Agreement  (the  "M&I  Sub-Adviser
Agreement"), Investors Bank has retained M&I Investment Management Corp. ("M&I") as sub-adviser to the Treasury Portfolio and the Treasury Plus Portfolio. M&I is compensated by Investors Bank at no additional cost to the Treasury Portfolio and the Treasury Plus Portfolio. Subject to the supervision of Investors Bank and of the Portfolio Trust's Board of Trustees, M&I furnishes to the Treasury Portfolio and the Treasury Plus Portfolio investment research, advice and supervision and determines what securities will be purchased, held or sold by Treasury Portfolio and Treasury Plus Portfolio. Until January 4, 1999, the Treasury Portfolio was advised by Aeltus Investment Management, Inc. ("Aeltus") and Aeltus received the same fees as M&I currently receives. The amount accrued and paid by Investors Bank to Aeltus for the fiscal year ended December 31, 1998 was $46,158 and for 1999 was $755. The amount paid by Investors Bank to M&I as sub-adviser to the Treasury Portfolio for the fiscal year ended December 31, 1999 was $145,788. The amount paid by Investors Bank to M&I as sub-adviser to the Treasury Plus Portfolio for the period January 22, 1999 (commencement of operations) to December 31, 1999 was $183,100.

Each Portfolio bears the expenses of its operations other than those incurred by AAM or M&I, respectively. Among the other expenses, each Portfolio pays share pricing and shareholder servicing fees and expenses; custodian fees and expenses; legal and auditing fees and expenses; expenses of shareholder reports; registration and reporting fees and expenses; and the Portfolio Trust's Trustee fees and expenses.



ADMINISTRATOR, TRANSFER AGENT, CUSTODIAN AND FUND ACCOUNTANT

IBT Trust & Custodial Services (Ireland) LMTD ("IBT Ireland"), a subsidiary of Investors Bank & Trust Company ("Investors Bank"), serves as Administrator to the Portfolios. The services provided by IBT Ireland include certain accounting, clerical and bookkeeping services, corporate secretarial services and assistance in the preparation of reports to shareholders.

IBT Fund Services (Canada) Inc., ("IBT Canada") a subsidiary of Investors Bank, serves as transfer and dividend paying agent for the Portfolios. As transfer agent, IBT Canada is responsible for maintaining records of holders in interest and for the payment of distributions for each Portfolio.

Investors Bank also acts as custodian for the Portfolios. As custodian, Investors Bank holds cash, securities and other assets of the Portfolios as required by the 1940 Act. IBT Canada also serves as fund accounting agent for the Portfolios. As fund accounting agent, IBT Canada performs certain accounting, clerical and bookkeeping services, and the daily calculation of net asset value for each Portfolio.

INDEPENDENT AUDITORS



For the fiscal year ended December 31, 1999, Ernst & Young LLP ("E&Y") served as independent auditors to the Portfolio Trust. E&Y is responsible for performing annual audits of the financial statements and financial highlights in accordance with generally accepted accounting standards, and preparation of the Federal tax returns. Additionally, pursuant to Rule 17f-2 of the 1940 Act, three security counts are performed for the Portfolio Trust. The mailing address for E&Y is 200 Clarendon Street, Boston, Massachusetts 02116.



COUNSEL

Goodwin, Procter & Hoar LLP serves as counsel to the Portfolio Trust.

ITEM 16.   BROKERAGE ALLOCATION AND OTHER PRACTICES

Purchases and sales of securities for the Portfolios usually are principal transactions. Securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases. Each Portfolio does not anticipate paying brokerage commissions. Any transaction for which the Portfolios pay a brokerage commission will be effected at the best price and execution available. Purchases from underwriters of securities include a commission or concession paid by the issuer to the underwriter and purchases from dealers serving as market makers include the spread between the bid and asked price.

Allocations of transactions, including their frequency, to various dealers is determined by the respective Sub-Advisers in their best judgment and in a manner deemed to be in the best interest of the other investors in each Portfolio rather than by any formula. The primary consideration is prompt execution of orders in an effective manner at the most favorable price.

Investment decisions for the Portfolios will be made independently from those for any other account or investment company that is or may in the future become managed by the Sub-Advisers. If, however, each Portfolio and other accounts managed by its Sub-Adviser are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by each Portfolio or the size of the position obtainable for each Portfolio. In addition, when purchases or sales of the same security for each Portfolio and for other accounts managed by their Sub-Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

ITEM 17.    CAPITAL STOCK AND OTHER SECURITIES

Under the Declaration of Trust, interests in each Portfolio have no preemptive or conversion rights, and are fully paid and non-assessable, except as set forth in the Prospectus. The Portfolio Trust normally will not hold meetings of holders of such interests except as required under the 1940 Act. The Portfolio Trust would be required to hold a meeting of holders in the event that at any time less than a majority of its Trustees holding office had been elected by holders. The Trustees of the Portfolio Trust continue to hold office until their successors are elected and have qualified. Holders holding a specified percentage of interests in a Portfolio may call a meeting of holders in such Portfolio for the purpose of removing any Trustee. A Trustee of the Portfolio Trust may be removed upon a majority vote of the interests held by holders in the Portfolio Trust qualified to vote in the election. The 1940 Act requires the Portfolio Trust to assist its holders in calling such a meeting. Upon liquidation of a Portfolio, holders in a Portfolio would be entitled to share pro rata in the net assets of the Portfolio available for distribution to holders. Each holder in a Portfolio is entitled to a vote in proportion to its percentage interest in such Portfolio.


ITEM 18.   PURCHASE, REDEMPTION AND VALUATION OF SHARES

MANNER IN WHICH SHARES ARE OFFERED

An investment in a Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received by the Portfolio. The net asset value of a Portfolio is determined on each Business Day. Securities are valued at amortized cost, which the Trustees of the Portfolios have determined in good faith constitutes fair value for the purposes of complying with the 1940 Act. This valuation method will continue to be used until such time as the Trustees of the Portfolios determine that it does not constitute fair value for such purposes.

VALUATION OF SHARES
The investment securities in each Portfolio are valued based upon the amortized cost method which involves valuing a security at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. Although the amortized cost method provides consistency in valuation, it may result in periods during which the stated value of a security is higher or lower than the price that each Portfolio would receive if the security were sold.

ITEM 19.   TAXATION OF THE TRUST

Each Portfolio is treated as a partnership for federal income tax purposes. As such, a Portfolio is not subject to federal income taxation. Each Portfolio will allocate at least annually among its investors, each investor's distributive share of the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit.

If a Portfolio invests in zero coupon securities, certain increasing rate or deferred interest securities or, in general, other securities with an original issue discount (or with market discount if an election is in effect to include market discount in income currently), the Portfolio must accrue income on such investments prior to the receipt of the corresponding cash payments.

ITEM 21.   CALCULATION OF PERFORMANCE DATA

Not applicable.

ITEM 22.    FINANCIAL STATEMENTS



The Portfolios' financial statements contained in the 1999 Annual Report of the Trust have been audited by Ernst & Young LLP, independent auditors, and are incorporated by reference into this SAI. Copies of the Trust's 1999 Annual Report may be obtained by calling 1-888-MERRMAC.

                                   APPENDIX

DESCRIPTION OF COMMERCIAL PAPER RATINGS

The following descriptions of short-term debt ratings have been published by Standard & Poor's Ratings Service ("Standard & Poor's"), Moody's Investors Service ("Moody's"), Fitch's IBCA Investors Service ("Fitch"), and Duff and Phelps ("Duff"), respectively. These obligations have an original maturity not exceeding thirteen months, unless explicitly noted.

A -- Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt considered short-term in the relevant market. Commercial paper issues rated A-1 by Standard & Poor's reflect a very strong degree of safety of timely payment. Commercial paper issues rated A-2 reflect a strong degree of safety of timely payment but not as strong as for issues designated A-1.

Commercial paper issues rated Prime-1 by Moody's are judged by Moody's to be of the "highest" quality on the basis of relative repayment capacity with a superior ability for repayment of senior short-term debt obligations.
Commercial paper issues rated Prime-2 are judged by Moody's to be of the "second highest" quality with a strong ability for repayment of senior short-term debt obligations.

The rating Fitch-1 (Highest Grade) is the highest commercial rating assigned by Fitch. Paper rated Fitch-1 is regarded as having the strongest degree of assurance for timely payment. Commercial paper issues rated Fitch-2 are regarded as having only a slightly less assurance of timely payment than those issues rated Fitch-1.

The rating Duff-1 is the highest commercial paper rating assigned by Duff. Paper rated Duff-1 is regarded as having very high certainty of timely payment with excellent liquidity factors that are supported by ample asset protection. Risk factors are minor. The rating Duff-2 is regarded as having good certainty of timely payment with sound liquidity factors supported by good asset protection. Risk factors are small.

DESCRIPTION OF LONG-TERM DEBT RATINGS

The following is a description of Moody's debt instrument ratings:

Aaa -- Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged". Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa -- Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the Aaa securities.

Moody's applies numerical modifiers 1, 2 and 3 in each generic rating classification. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a midrange ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

The following is a description of Standard & Poor's debt instrument ratings:

Standard & Poor's ratings are based, in varying degrees, on the following considerations: (i) the likelihood of default -- capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligations; (ii) the nature of and provisions of the obligation; and (iii) the protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

AAA -- Debt rated AAA has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

AA -- Debt rated AA has a very strong capacity to pay interest and repay principal and differs from the highest rated issues only in small degree.

Plus (+) or minus (-): The ratings may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

THOMSON BANK WATCH SHORT-TERM DEBT RATINGS

Thomson Bank Watch ratings represent an assessment of the likelihood of an untimely payment of principal and interest. Important factors that may influence this assessment are the overall financial health of the particular company, and the probability that the government will come to the aid of a troubled institution in order to avoid a default or failure. The probability of government intervention stems from four primary factors:

o  Government Guarantees

o  Government Or Quasi-Government Ownership Or Control

o  The Degree Of Concentration In The Banking System

o  Government Precedent

As with the Issuer Ratings, the Short-Term Debt Ratings incorporate both qualitative and quantitative factors. The ratings are not meant to be "pass/fail" but rather to provide a relative indication of creditworthiness. Therefore, obligations rated TBW-3 are still considered investment-grade.

These Short-Term Debt Ratings can also be restricted to local currency instruments. In such cases, the ratings will be preceded by the designation LC for Local Currency. Short-Term Debt Ratings are based on the following scale and the definitions are:

TBW-1                                                                     LC-1
       The highest category; indicates a very high likelihood that principal and interest will be paid on a timely basis.

TBW-2                                                                     LC-2
       The second-highest category; while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated TBW-1.

TBW-3                                                                     LC-3
       The lowest investment-grade category; indicates that while the obligation is more susceptible to adverse developments (both internal and external) than those with higher ratings, the capacity to service principal and interest in a timely fashion is considered adequate.

TBW-4                                                                     LC-4
       The lowest rating category; this rating is regarded as non-investment grade and therefore speculative.

THOMSON BANK WATCH LONG-TERM DEBT RATINGS

Long-Term Debt Ratings assigned by THOMSON BANK WATCH ALSO WEIGH HEAVILY GOVERNMENT OWNERSHIP AND SUPPORT. The quality of both the company's management and franchise are of even greater importance in the Long-Term Debt Rating decisions. Long-Term Debt Ratings look out over a cycle and are not adjusted frequently for what is believed to be short-term performance aberrations.

Long-Term Debt Ratings can be restricted to local currency debt - ratings will be identified by the designation LC. In addition, Long-Term Debt Ratings may include a plus (+) or minus (-) to indicate where within the category the issue is placed. Thomson Bank Watch Long-Term Debt Ratings are based on the following scale:

INVESTMENT GRADE

AAA                                                                     LC-AAA
       Indicates that the ability to repay principal and interest on a timely basis is extremely high.

AA                                                                       LC-AA
       Indicates a very strong ability to repay principal and interest on a timely basis, within limited incremental risk compared to issues rated in the highest category.

A                                                                         LC-A
       Indicates the ability to repay principal and interest is strong. Issues rated A could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

BBB                                                                     LC-BBB
       The lowest investment-grade category; indicates an acceptable capacity to repay principal and interest. BBB issues are more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.

NON-INVESTMENT GRADE - MAY BE SPECULATIVE IN THE LIKELIHOOD OF TIMELY REPAYMENT OF PRINCIPAL AND INTEREST.

BB                                                                       LC-BB
       While not investment grade, the BB rating suggests that the likelihood of default is considerably less than for lower-rated issues. However, there are significant uncertainties that could affect the ability to adequately service debt obligations.

B                                                                         LC-B
       Issues rated B show a higher degree of uncertainty and therefore greater likelihood of default than higher-rated issues. Adverse developments could negatively affect the payment of interest and principal on a timely basis.

CCC                                                                     LC-CCC
       Issues rated CCC clearly have a high likelihood of default, with little capacity to address further adverse changes in financial circumstances.

CC                                                                       LC-CC
       CC is applied to issues that are subordinate to other obligations rated CCC and are afforded less protection in the event of bankruptcy or reorganization.

D                                                                         LC-D
       Default

                                    PART C

Item 23.  Exhibits

             Exhibit No.        Description
             -----------        -----------

             (a1)       Declaration of Trust, effective as of October 30,
                        1996(1)

             (a2)       Amendment No. 1 to the Declaration of Trust (2)

             (a3)       Amendment No. 2 to the Declaration of Trust(3)

             (a4)       Amendment No. 3 to the Declaration of Trust(3)

             (b)        By-Laws(1)

             (c)        None

             (d1) Investment Adviser Agreement between the Registrant and Investors Bank & Trust Company ("Investors Bank") (Cash Portfolio)(1)

             (d2) Investment Adviser Agreement between the Registrant and Investors Bank (Treasury Portfolio)(3)

             (d3) Investment Adviser Agreement between the Registrant and Investors Bank (Treasury Plus Portfolio)(3)



             (d4) Investment Adviser Agreement between the Registrant and Investors Bank (U.S. Government Portfolio)(4)



             (d5) Investment Sub-Adviser Agreement between Investors Bank and Allmerica Asset Management, Inc. ("AAM")(Cash Portfolio)(3)

             (d6) Investment Sub-Adviser Agreement between Investors Bank and M&I Investment Management Corp. ("M&I")(Treasury Portfolio)(3)

             (d7) Investment Sub-Adviser Agreement between Investors Bank and M&I (Treasury Plus Portfolio)(3)



             (d8) Investment Sub-Adviser Agreement between Investors Bank and AAM (U.S. Government Portfolio)(4)

             (e)        *

             (f)        Not Applicable

             (g)        Custodian Agreement between Registrant and Investors
                        Bank(1)

             (h1) Fund Accounting Agreement between Registrant and IBT Fund Services (Canada) Inc.(1)

             (h2) Administration Agreement between Registrant and IBT Trust & Custodial Services (Ireland) Limited (1)

             (h3) Transfer Agency Agreement between Registrant and IBT Trust & Custodial Services (Ireland) Limited (1)

             (i)        *

             (j)        *

             (k)        *

             (l)        None

             (m)        Not Applicable

             (o)        Not Applicable

(1) Incorporated by reference to the Registrant's Registration Statement on Form N-1A filed March 28, 1997 (Accession No. 0001029869-97-000386).

(2) Incorporated by reference to the Registrant's Registration Statement on Form N-1A filed April 21, 1998 (Accession No. 0001029869-98-000530).



(3) Incorporated by reference to the Registrant's Registration Statement on Form N-1A filed April 28, 1999 (Accession No. 0000897436-99-000105).

(4)  Filed herein.



*Pursuant to General Instructions B2 of Form N-1A, a registration statement filed under only the Investment Company Act of 1940 shall consist of the facing sheet of the Form, responses to all items of Part A and B except Items 1, 2, 3, 5 and 9 of Part A thereof, responses to all items of Part C except Items 23(e) and (i)-(k) and the required signatures and all other documents that are required or which the Registrant may file as part of the registration statement.

Item 24. Persons Controlled by or Under Common Control with Registrant



As of the close of business on April 3, 2000, the following entities were deemed control persons of the respective Portfolio.

Control is defined by the 1940 Act as the beneficial ownership, either directly or through one or more controlled companies, of more than 25 percent of the voting securities of the company.

Record Owner                                            Percent Ownership
------------                                            -----------------
Merrimac Cash Fund                                           65.9%
Merrimac Cash Series                                         32.9%

Record Owner                                            Percent Ownership
------------                                            -----------------
Merrimac Treasury Series                                     100%

Record Owner                                            Percent Ownership
------------                                            -----------------
Merrimac Treasury Plus Series                                100%

Record Owner                                            Percent Ownership
------------                                            -----------------
Merrimac U.S. Government Series                              100%



Item 25. Indemnification

Under Article V of the Registrant's Declaration of Trust, the Trust shall indemnify, to the fullest extent permitted by law (including the 1940 Act), each Trustee, officer or employee of the Trust (including any Person who serves at the Trust's request as a director, officer or trustee of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by such Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such Person may be involved or with which such Person may be threatened, while in office or thereafter, by reason of such Person being or having been such a Trustee, officer, employee, except with respect to any matter as to which such Person shall have been adjudicated to have acted with bad faith, willful misfeasance, gross negligence or reckless disregard of such Person's duties, such liabilities and expenses being liabilities only of the Portfolio Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for such payment of for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Person's office (i) by the court or other body approving the settlement or other disposition; or (ii) based upon a review of readily available facts (as opposed to a full trial-type inquiry), by written opinion from independent legal counsel approved by the Trustees; or (iii) by a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, based upon a review of readily available facts (as opposed to a full trial-type inquiry).

Item 26. Business and Other Connections of Investment Adviser

Investors Bank serves as investment adviser to the Registrant. Investors Bank was organized in 1969 as a Massachusetts-chartered trust company and provides domestic and global custody, multi-currency accounting, institutional transfer agency, performance measurement, foreign exchange, securities lending and mutual fund administration services to a variety of financial asset managers, including mutual fund complexes, investment advisers, banks and insurance companies. The business, profession, vocation or employment of a substantial nature that each director or officer of

Investors Bank is or has been, at any time during the past two fiscal years, engaged in for his own account or in the capacity of director, officer, employee, partner or trustee, is as follows:

                                                       Business and Other
                                                       Positions Within
Name                 Position With Adviser             Last Two Years
----                 ---------------------             --------------

Kevin J. Sheehan     President & Chief Executive       Chief Executive Officer
                     Officer                           since June 1995;
                                                       President since June
                                                       1992

Michael F. Rogers    Executive Vice President          since September 1993

Karen C. Keenan      Senior Vice President, Chief      Treasurer since
                     Financial Officer and Treasurer   September 1997; Senior
                                                       Vice President and Chief
                                                       Financial Officer since
                                                       June 1995

Edmund J. Maroney    Senior Vice President,            since July 1991
                     Technology

Robert D. Mancuso    Senior Vice President,            since September 1993
                     Marketing Client Services

David F. Flynn       Senior Vice President-Lending     since April 1992

John E. Henry        General Counsel & Secretary       since January 1997;
                                                       General Counsel &
                                                       Assistant Secretary
                                                       since February 1996

James M. Oates       Director                          Chairman of IBEX Capital
                                                       Markets, LLC since 1996.

Thomas P. McDermott  Director                          Managing Director of TPM
                                                       Associates since 1994.

Frank B. Condon      Director                          Chief Executive Officer
                                                       & Chairman of The
                                                       Woodstock Corporation
                                                       from 1993 to April 1997.

Phyllis S. Swersky   Director                          President of The Meltech
                                                       Group since 1995;
                                                       President & Chief
                                                       Executive Officer of The
                                                       NET Collaborative from
                                                       1996 to 1997.

Donald G. Friedl     Director                          President of All Seasons
                                                       from 1986 until January
                                                       1997.

Robert B. Fraser     Director                          Retired, Formerly,
                                                       Chairman of Goodwin,
                                                       Procter & Hoar, L.L.P.

Item 27. Principal Underwriters

Not Applicable

Item 28. Location of Accounts and Records

The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

Investors Bank & Trust Company
200 Clarendon  Street
Boston, MA 02116
(Investment Adviser and Custodian)

Allmerica Asset Management, Inc.
440 Lincoln Street
Worcester, MA  01653
(Investment Sub-Adviser)

M&I Investment Management Corp.
1000 North Water Street
Milwaukee, Wisconsin 53202
(Investment Sub-Adviser)

IBT Trust & Custodial Services (Ireland) LMTD
Deloitte & Touche House
29 Earlsfort Terrace
Dublin 2, Ireland
(Administrator)

IBT Fund Services (Canada) Inc.
1 First Canadian, King Street West
Suite 2800 P.O. Box 231
Toronto, CA  M5X1C8
(Transfer Agent and Fund Accountant)

Item 29. Management Services

Not Applicable

Item 30. Undertakings

Not Applicable.

                                  SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 3 to the Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized in the City of Boston and the Commonwealth of Massachusetts as of the 28th day of April, 2000.

                                MERRIMAC MASTER PORTFOLIO

                                    /s/ Paul J. Jasinski
                                    ---------------------

                                    Paul J. Jasinski
                                    President

                                 Exhibit Index

        Exhibit No.         Description
        -------------------------------

         (d4)            Investment Adviser Agreement between the
                         Registrant and Investors Bank (U.S. Government
                         Portfolio)

         (d8)            Investment Sub-Adviser Agreement between
                         Investors Bank and AAM (U.S. Government Portfolio)